HNI Corporation 600 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com

News Release

For Information Contact:
Marshall H. Bridges, Senior Vice President and Chief Financial Officer (563) 272-7400
Jack D. Herring, Treasurer, Director of Finance and Investor Relations (563) 506-9783

HNI CORPORATION REPORTS STRONG SALES GROWTH
FOR FIRST QUARTER FISCAL YEAR 2018

MUSCATINE, Iowa (April 20, 2018) – HNI Corporation (NYSE: HNI) today announced sales for the first quarter ended March 31, 2018 of $505.1 million and net income of $2.5 million. GAAP net income per diluted share was $0.06 compared to $0.11 in the prior year. Non-GAAP net income per diluted share was $0.10 compared to $0.26 in the prior year. GAAP to non-GAAP reconciliations follow the financial statements in this release.

This news release is being issued earlier than previously scheduled to coincide with the announcement of the leadership change communicated today. As previously scheduled, HNI Corporation will host a conference call on Tuesday, May 1, 2018 at 10:00 a.m. (Central) to discuss first quarter fiscal year 2018 results.

Summary Comments
"First quarter results exceeded our expectations led by strong organic sales growth.  All of our businesses, supplies-driven, contract, and Hearth, performed well and delivered significant top-line improvement. We achieved a significant milestone with the successful go-live of our Business Systems Transformation initiative.  This, combined with the completion of our operational transformations, makes us a stronger company, well positioned to drive long-term profitable growth for our shareholders," said Stan Askren, HNI Corporation Chairman and Chief Executive Officer.

HNI Corporation - Financial Performance
(Dollars in millions, except per share data)
	Three Months Ended
	March 31, 2018	April 1, 2017	Change
GAAP
Net Sales	$505.1	$477.7	5.7%
Gross Profit %	35.0%	36.4%	-140	bps
SG&A %	34.0%	34.3%	-30	bps
Restructuring charges %	0.3%	0.4%	-10	bps
Operating Income	$3.7	$7.9	(53.5%)
Operating Income %	0.7%	1.7%	-100	bps
Effective Tax Rate	(66.1%)	31.0%
Net Income %	0.5%	1.0%	-50	bps
EPS – diluted	$0.06	$0.11	(45.5%)

Non-GAAP
Gross Profit %	35.3%	38.0%	-270	bps
Operating Income	$6.3	$18.1	(65.3%)
Operating Income %	1.2%	3.8%	-260	bps
EPS – diluted	$0.10	$0.26	(61.5%)

First Quarter Summary Comments

•
Consolidated net sales increased $27.4 million or 5.7 percent from the prior year quarter to $505.1 million. On an organic basis, sales increased 8.6 percent. The net impact of closing and divesting small office furniture companies decreased sales $12.4 million compared to the prior year quarter.

•
GAAP gross profit margin decreased 140 basis points compared to the prior year quarter. Of this decline, 270 basis points were driven by unfavorable business and product mix and input cost inflation, partially offset by higher sales volume. This decline was partially offset by 130 basis points due to lower restructuring and transition costs.

•
Selling and administrative expenses primarily increased due to impacts from the Business Systems Transformation initiative, partially offset by cost management and the impact of closing and divesting small office furniture companies.

•
The Corporation recorded $1.3 million of restructuring costs and $1.3 million of transition costs in the first quarter in connection with previously announced closures and structural realignments. Of these charges, $1.3 million was included in cost of sales. Specific items include severance and production move costs.

•	The Corporation released a valuation allowance for certain foreign tax items in the first quarter, which resulted in a favorable effective tax rate.

Office Furniture – Financial Performance
(Dollars in millions)
	Three Months Ended
	March 31, 2018	April 1, 2017	Change
GAAP
Net Sales	$380.9	$360.0	5.8%
Operating Profit (Loss)	($0.4)	$6.4	(106.0%)
Operating Profit (Loss) %	(0.1%)	1.8%	-190	bps

Non-GAAP
Operating Profit	$1.8	$12.8	(85.9%)
Operating Profit %	0.4%	3.5%	-310	bps

•
First quarter office furniture net sales increased $20.9 million or 5.8 percent from the prior year quarter to $380.9 million. On an organic basis, sales increased 9.7 percent driven by increases in the North American contract, supplies-driven, and international businesses. The net impact of closing and divesting small office furniture companies decreased sales $12.4 million compared to the prior year quarter.

•
First quarter office furniture GAAP operating profit margin decreased 190 basis points. Of this decline, 310 basis points were driven by impacts from the Business Systems Transformation initiative, input cost inflation, and unfavorable business and product mix, partially offset by higher sales volume. This decline was partially offset by 120 basis points due to lower restructuring and transition costs.

Hearth Products – Financial Performance
(Dollars in millions)
	Three Months Ended
	March 31, 2018	April 1, 2017	Change
GAAP
Net Sales	$124.2	$117.7	5.5%
Operating Profit	$17.1	$11.8	44.9%
Operating Profit %	13.8%	10.0%	380	bps

Non-GAAP
Operating Profit	$17.5	$15.6	12.2%
Operating Profit %	14.1%	13.3%	80	bps

•	First quarter hearth products net sales increased $6.5 million or 5.5 percent from the prior year quarter to $124.2 million driven by increases in the new construction and retail businesses.

•
First quarter hearth products GAAP operating profit margin increased 380 basis points. Of this increase, 80 basis points were driven by higher sales volume. The remaining 300 basis points was due to lower restructuring and transition costs.

Outlook
"We continue to project solid top line growth and strong productivity improvement in 2018.  We are seeing increased inflationary pressures.  While we are working to offset these cost increases, they will have a negative impact on our results, particularly in the second quarter.  We continue to be excited about our competitive position and expect to deliver solid profit improvement for the year,” said Mr. Askren.

The Corporation continues to expect full year organic sales to be up 5 to 8 percent. Including the impact of closing and divesting small office furniture companies, full year sales are expected to be up 1 to 4 percent. The Corporation estimates full year non-GAAP earnings per share to be in the range of $2.40 to $2.70, which excludes restructuring and transition costs. This compares to prior guidance of non-GAAP earnings per share of $2.40 to $2.80. The impact of rising input costs is primarily driving the reduced earnings outlook.

For the second quarter, the Corporation expects organic sales to be up 4 to 7 percent compared to the same quarter last year. Including the impact of closing and divesting small office furniture companies, second quarter sales are expected to be up 1 to 4 percent. Second quarter non-GAAP earnings per share are anticipated to be in the range of $0.28 to $0.38, which excludes restructuring and transition costs.

Conference Call
HNI Corporation will host a conference call on Tuesday, May 1, 2018 at 10:00 a.m. (Central) to discuss first quarter fiscal year 2018 results. To participate, call 1-877-512-9166 – conference ID number 3179229. A live webcast of the call will be available on HNI Corporation’s website at http://www.hnicorp.com (under Investors – News Releases & Events). A replay of the webcast will be made available at this website address. An audio replay of the call will be available until Tuesday, May 8, 2018, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 3179229.

About HNI Corporation
HNI Corporation is an NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments. HNI Corporation is a leading global provider and designer of office furniture and the leading manufacturer and marketer of hearth products. We sell the broadest and deepest selection of quality office furniture solutions available to meet the needs of every customer through an extensive portfolio of well-known and trusted brands. Our hearth products are the strongest, most respected brands in the industry and include a full array of gas, electric, wood, and biomass burning fireplaces, inserts, stoves, facings, and accessories. More information can be found on the Corporation's website at www.hnicorp.com.

Forward-Looking Statements
This release contains "forward-looking" statements based on current expectations regarding future plans, events, outlook, objectives, and financial performance, expectations for future sales growth, and earnings per diluted share (GAAP and non-GAAP). Forward-looking statements can be identified by words including “expect,” “believe,” “anticipate,” “estimate,” “may,” “will,” “would,” “could,” “confident”, or other similar words, phrases, or expressions. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Corporation's actual future results and performance to differ materially from expected results. These risks include but are not limited to: the levels of office furniture needs and housing starts; overall demand for the Corporation's products; general economic and market conditions in the United States and internationally; industry and competitive conditions; the consolidation and concentration of the Corporation's customers; the Corporation's reliance on its network of independent dealers; changes in raw material, component, or commodity pricing; market acceptance and demand for the Corporation's new products; the Corporation's ability to successfully execute its business software system integration; the Corporation's ability to achieve desired results from closures and structural cost reduction initiatives; the Corporation's ability to achieve the anticipated benefits from integrating its acquired businesses and alliances; changing legal, regulatory, environmental, and healthcare conditions; the risks associated with international operations; the potential impact of product defects; the various restrictions on the Corporation's financing activities; an inability to protect the Corporation's intellectual property; the impact of recent tax legislation; and force majeure events outside the Corporation’s control. A description of these risks and additional risks can be found in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. The Corporation assumes no obligation to update, amend, or clarify forward-looking statements.

HNI Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net sales	$505,069	$477,667
Cost of sales	328,150	303,944
Gross profit	176,919	173,723
Selling and administrative expenses	171,895	163,666
Restructuring charges	1,338	2,123
Operating income	3,686	7,934
Interest income	113	71
Interest expense	2,337	1,046
Income before income taxes	1,462	6,959
Income tax expense (benefit)	(999)	2,178
Net income	2,461	4,781
Less: Net income (loss) attributable to non-controlling interest	(49)	(56)
Net income attributable to HNI Corporation	$2,510	$4,837

Average number of common shares outstanding – basic	43,359,971	44,050,040
Net income attributable to HNI Corporation per common share – basic	$0.06	$0.11
Average number of common shares outstanding – diluted	44,134,142	45,452,664
Net income attributable to HNI Corporation per common share – diluted	$0.06	$0.11

HNI Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

(Unaudited)

	March 31, 2018	December 30, 2017
Assets
Current Assets:
Cash and cash equivalents	$28,813	$23,348
Short-term investments	1,831	2,015
Receivables	223,043	258,551
Inventories	158,688	155,683
Prepaid expenses and other current assets	47,706	49,283
Total Current Assets	460,081	488,880

Property, Plant, and Equipment:
Land and land improvements	28,437	28,593
Buildings	285,493	306,137
Machinery and equipment	550,565	556,571
Construction in progress	40,973	39,788
	905,468	931,089
Less accumulated depreciation	530,528	540,768
Net Property, Plant, and Equipment	374,940	390,321

Goodwill and Other Intangible Assets	486,711	490,892

Deferred Income Taxes	193	193

Other Assets	23,214	21,264

Total Assets	$1,345,139	$1,391,550

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$347,029	$450,128
Current maturities of long-term debt	78,964	36,648
Current maturities of other long-term obligations	1,862	2,927
Total Current Liabilities	427,855	489,703

Long-Term Debt	250,000	240,000

Other Long-Term Liabilities	77,112	70,409

Deferred Income Taxes	75,518	76,861

Equity:
HNI Corporation shareholders' equity	514,153	514,068
Non-controlling interest	501	509

Total Equity	514,654	514,577

Total Liabilities and Equity	$1,345,139	$1,391,550

HNI Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net cash flows from (to) operating activities	$(30,753)	$(32,009)
Net cash flows from (to) investing activities	2,861	(31,118)
Net cash flows from (to) financing activities	33,357	55,943
Net increase (decrease) in cash and cash equivalents	5,465	(7,184)
Cash and cash equivalents at beginning of period	23,348	36,312
Cash and cash equivalents at end of period	$28,813	$29,128

HNI Corporation and Subsidiaries
Reportable Segment Data
(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net Sales:
Office furniture	$380,915	$359,981
Hearth products	124,154	117,686
Total	$505,069	$477,667

Income Before Income Taxes:
Office furniture	$(387)	$6,444
Hearth products	17,114	11,811
General corporate	(15,265)	(11,296)
Total	$1,462	$6,959

Depreciation and Amortization Expense:
Office furniture	$10,986	$12,885
Hearth products	1,962	3,488
General corporate	5,497	2,466
Total	$18,445	$18,839

Capital Expenditures (including capitalized software):
Office furniture	$11,577	$21,020
Hearth products	2,938	2,078
General corporate	1,816	9,678
Total	$16,331	$32,776

	As of March 31, 2018	As of December 30, 2017
Identifiable Assets:
Office furniture	$787,106	$821,767
Hearth products	344,653	347,189
General corporate	213,380	222,594
Total	$1,345,139	$1,391,550

Non-GAAP Financial Measures

This earnings release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to HNI’s financial statements as prepared in accordance with GAAP are included below and throughout this earnings release. This information gives investors additional insights into HNI’s financial performance and operations. While HNI’s management believes the non-GAAP financial measures are useful in evaluating HNI’s operations, this information should be considered supplemental and not in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures within this earnings release: organic sales, gross profit, operating income, operating profit, and net income per diluted share (i.e., EPS). These measures are adjusted from the comparable GAAP measures to exclude the after-tax impacts of the selected items as summarized in the table below. Generally, non-GAAP EPS is calculated using HNI’s overall effective tax rate for the period, as this rate is reflective of the tax applicable to most non-GAAP adjustments. In first quarter 2018, the effective tax rate applied to non-GAAP items was adjusted to exclude a one-time tax impact of releasing a valuation allowance.

The sales adjustments to arrive at our non-GAAP organic sales information included in this earnings release excludes the impact of closing and divesting small office furniture companies. The transactions excluded for purposes of our other non-GAAP financial information included in this earnings release for both years presented include restructuring and transition costs. The restructuring and transition costs are costs incurred as part of the previously announced closures of the hearth manufacturing facilities in Paris, Kentucky and Colville, Washington and the office furniture manufacturing facility in Orleans, Indiana and structural realignments in China and between office furniture facilities in Muscatine, Iowa. Specific restructuring items incurred include severance and accelerated depreciation. Specific transition items incurred include production move costs.

This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the next quarter and full fiscal year. We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share without unreasonable efforts because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share is highly variable and difficult to predict and estimate, and is dependent on future events which are uncertain or outside of our control. These may include unanticipated charges related to asset impairments (fixed assets, intangibles, or goodwill), unanticipated acquisition related costs, and other unanticipated nonrecurring items not reflective of ongoing operations. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our GAAP earnings per diluted share.

HNI Corporation Reconciliation
(Dollars in millions)
	Three Months Ended
	March 31, 2018			April 1, 2017
	Office Furniture	Hearth	Total	Office Furniture	Hearth	Total
Sales as reported (GAAP)	$380.9	$124.2	$505.1	$360.0	$117.7	$477.7
% change from PY	5.8%	5.5%	5.7%

Less: Closure and Divestitures	4.1	—	4.1	16.5	—	16.5

Organic Sales (non-GAAP)	$376.8	$124.2	$501.0	$343.5	$117.7	$461.2
% change from PY	9.7%	5.5%	8.6%

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Three Months Ended March 31, 2018
	Gross Profit	Operating Income	Tax	Net Income	EPS
As reported (GAAP)	$176.9	$3.7	$(1.0)	$2.5	$0.06
% of net sales	35.0%	0.7%		0.5%
Tax %			(66.1%)

Restructuring charges	—	1.3	0.4	1.0	0.02
Transition costs	1.3	1.3	0.3	0.9	0.02

Results (non-GAAP)	$178.2	$6.3	$(0.3)	$4.4	$0.10
% of net sales	35.3%	1.2%		0.9%
Tax %			(6.6%)

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Three Months Ended April 1, 2017
	Gross Profit	Operating Income	Tax	Net Income	EPS
As reported (GAAP)	$173.7	$7.9	$2.2	$4.8	$0.11
% of net sales	36.4%	1.7%		1.0%
Tax %			31.0%

Restructuring charges	4.2	6.4	1.9	4.4	0.09
Transition costs	3.8	3.8	1.2	2.6	0.06

Results (non-GAAP)	$181.7	$18.1	$5.3	$11.8	$0.26
% of net sales	38.0%	3.8%		2.5%
Tax %			31.0%

Office Furniture Reconciliation
(Dollars in millions)
	Three Months Ended
	March 31, 2018	April 1, 2017	Percent Change
Operating profit (loss) as reported (GAAP)	$(0.4)	$6.4	(106.0%)
% of net sales	(0.1%)	1.8%

Restructuring charges	1.2	3.4
Transition costs	1.0	3.0

Operating profit (non-GAAP)	$1.8	$12.8	(85.9%)
% of net sales	0.4%	3.5%

Hearth Products Reconciliation
(Dollars in millions)
	Three Months Ended
	March 31, 2018	April 1, 2017	Percent Change
Operating profit as reported (GAAP)	$17.1	$11.8	44.9%
% of net sales	13.8%	10.0%

Restructuring charges	0.1	3.0
Transition costs	0.3	0.8

Operating profit (non-GAAP)	$17.5	$15.6	12.2%
% of net sales	14.1%	13.3%